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                          COLLATERAL AGENCY AGREEMENT

                                      among

                                   FIRST BANK
                              NATIONAL ASSOCIATION,
                              as Collateral Agent,

                                   FIRST BANK
                              NATIONAL ASSOCIATION,
                     as Trustee under the Existing Indenture
                    referred to herein for the holders of the
                          First Mortgage Notes due 2006
                      of Trump Atlantic City Associates and
                        Trump Atlantic City Funding, Inc.

        THE OTHER SECURED PARTIES FROM TIME TO TIME SIGNATORY HERETO and

                         TRUMP ATLANTIC CITY ASSOCIATES
                                       and
                       TRUMP ATLANTIC CITY FUNDING, INC.,
                TOGETHER WITH THE ENTITIES REQUIRED TO GUARANTEE
                   THE FIRST MORTGAGE NOTES REFERRED TO ABOVE

                                  ------------

                           Dated as of April 17, 1996

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

                                COLLATERAL AGENCY

                                    AGREEMENT

     COLLATERAL AGENCY AGREEMENT (together with any amendments, replacements and supplements hereafter entered into in accordance with the terms hereof, the "Collateral Agency Agreement"), dated as of April 17, 1996, by and among First Bank National Association, in its capacity as collateral agent hereunder (including any successor collateral agent, the "Collateral Agent"); First Bank National Association (the "Trustee"), in its capacity as trustee under the Existing Indenture (as defined herein) for the benefit of the holders of Existing Notes (as hereinafter defined); the other Designated Representatives (as hereinafter defined) for the benefit of the other Secured Beneficiaries (as hereinafter defined), which Designated Representatives by their act become signatories hereto as set forth herein; Trump Atlantic City Associates, a New Jersey general partnership (the "Company"); Trump Atlantic City Funding, Inc., a Delaware corporation ("Funding" and, together with the Company, the "Issuers"); and Trump Plaza Associates, a New Jersey general partnership, Trump Taj Mahal Associates, a New Jersey general partnership and Trump Atlantic City Corporation (formerly known as "The Trump Taj Mahal Corporation"), a Delaware corporation (collectively, together with such entities as may hereafter be required to become guarantors of the Existing Indenture Obligations, the "Guarantors", and together with the Issuers, the "Debtors"). As used herein, all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Existing Indenture.

                              W I T N E S S E T H:

     WHEREAS, the Company and Funding are concurrently issuing the Existing Notes and the Guarantors are issuing guarantees of the Existing Notes pursuant to the Existing Indenture;

     WHEREAS, each of the Debtors is concurrently executing and delivering certain of the Collateral Documents to which it is a party to the Collateral Agent;

     WHEREAS, the parties hereto desire that certain permitted indebtedness be secured by equal and ratable liens.

     NOW THEREFORE, in consideration of the premises and other benefits, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Definitions. As used herein, the following terms shall have the meanings set forth in this Section 1, and all other capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Existing Indenture. All such terms shall include in the singular number the plural and in the plural number the singular.

     "Acceptable Bank" means a bank or trust company in good standing and incorporated under the laws of the United States or any State thereof or the District of Columbia, with its principal corporate trust office within the United States, with capital, surplus and undistributed profits of not less than $25,000,000.

     "Agency Appointment Agreement" means an agreement substantially in the form of Annex A attached hereto signed on behalf of a class of secured creditors by its sole Designated Representative and accepted by the Collateral Agent.

     "Collateral" means property that is subject to the Liens created by the Collateral Documents in favor of the Collateral Agent.

     "Collateral Agency Agreement" means this Collateral Agency Agreement among the Collateral Agent, the Existing Trustee, the other Designated Representatives and the Debtors, as this Collateral Agency Agreement may be amended, modified or supplement from time to time in accordance with the terms hereof.

     "Collateral Documents" means the "Mortgage Documents" (as defined in the Existing Indenture) and this Collateral Agency Agreement.

     "Company Request" means a written request of any of the Debtors in the form of an Officers' Certificate delivered pursuant to the respective Debt Documents.

     "Debt Documents" means the Existing Indenture and any Secured Credit Agreements.

     "Designated Representatives" means the Trustee, with respect to the Existing Indenture, for the benefit of the Holders, and means each Person who executes an Agency Appointment Agreement for the benefit of each other class of Secured Beneficiaries.

     "Existing Indenture" means the Indenture, dated as of April 17, 1996, among the Debtors and the Trustee, relating to the Existing Notes, as such Indenture may be amended, modified or supplemented from time to time in accordance with its terms.

     "Existing Indenture Obligations" means the "Indenture Obligations" as defined in the Existing Indenture.

     "Existing Notes" means the Company's and Funding's 11 1/4% First Mortgage Notes due 2006 in an aggregate principal amount originally outstanding of

$1,200,000,000, issued pursuant to the Existing Indenture, including the guarantees thereof by the Guarantors and Indenture Refinancings.

     "Indenture Refinancings" means any full or partial refinancings, replacements or modifications of the Existing Indenture Obligations (or an Indenture Refinancing thereof) which are made pursuant to a Secured Credit Agreement.

     "Majority Secured Creditors" means the holders of more than 50% of the Outstanding Amount of Existing Notes and Secured Loans at such time, taken as a whole.

     "Obligations" means the Existing Indenture Obligations and the Secured Obligations together with any obligations of any Debtor under any Collateral Document.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Collateral Agent.

     "Outstanding Amount" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time, unless such Indebtedness was issued at a discount, in which case the "Outstanding Amount" of such Indebtedness means the original issue price of such Indebtedness plus the accretion to such time determined in accordance with GAAP.

     "Satisfied" means (a)(i) payment in full and satisfaction of all of the relevant Obligations or (ii) a defeasance made in accordance with Article IX of the Existing Indenture and a comparable covenant defeasance or legal defeasance of all other Secured Obligation made in accordance the provisions of the applicable Secured Credit Agreement to the extent the terms thereof provide for the release of the applicable Designated Representative's Lien in respect of the Collateral as a result thereof, and (b) receipt by the relevant Designated Representative of an Officers' Certificate of the Company to the effect that (i) each of the Debtors is at the time of such payments and satisfaction solvent for the purposes of the United States Bankruptcy Code and (ii) there exist bona fide financial projections of each of the Debtors demonstrating that the Company, Funding and the Guarantors each is expected to remain solvent for such purposes for a period of at least ninety days after such time.

     "Secured Beneficiary" or "Secured Beneficiaries" means each Designated Representative, each holder of the Existing Notes and each holder of the Secured Loans.

     "Secured Credit Agreement" means collectively, each document providing for secured Indebtedness of the Debtors which Indebtedness is permitted to be incurred under (i) Indenture Refinancings or (ii) Section 5.11(c) (including full or partial refinancings, modifications or replacements thereof to the extent that such refinancings, modifications or replacements are permitted under the Existing Indenture) or Section 5.11(e) of the Existing Indenture.

     "Secured Loans" means the principal amount borrowed under any Secured Credit Agreements.

     "Secured Obligations" means the obligations of the Issuers and the Guarantors pursuant to the Secured Credit Agreement and the Secured Loans now or hereafter existing, to pay principal of and interest on the Secured Loans when due and payable, whether on maturity or an interest payment date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of, and (to the extent lawful) interest, if any, on, the Secured Loans and all other amounts due or to become due in connection with the Secured Credit Agreement, including any and all extensions, renewals or other modifications thereof, in whole or in part, and the performance of all other obligations of the Issuers and the Guarantors including all costs and expenses incurred by the applicable Designated Representative or the holders in the collection or enforcement of any such obligations or realization upon the security therefor.

     "Security Interests" means the Liens on the Collateral created by the Collateral Documents.

     Appointment. The Trustee, for the benefit of the holders of the Existing Notes, hereby designates and appoints, and the other Designated Representatives, for the benefit of their respective holders of Indebtedness, by executing the Agency Appointment Agreement, designate and appoint the Collateral Agent, and the Collateral Agent hereby and thereby accepts each such appointment, to serve as collateral agent and representative of the Trustee, for the benefit of the holders of the Existing Notes, and to serve as collateral agent and representative of the other Designated Representatives, for the benefit of the respective Secured Beneficiaries which thereby become a party to this Collateral Agency Agreement, in the manner and upon the terms and conditions set forth herein and in the other Collateral Documents. The Trustee, on behalf of itself and each Existing Note Holder, hereby irrevocably authorizes, and each Existing Noteholder by its acceptance of an Existing Note shall irrevocably authorize and direct, and each Designated Representative, by execution of an Agency Appointment Agreement on behalf of itself and each holder of a Secured Obligation, by its respective Designated Representatives' execution of the Agency Appointment Agreement, irrevocably authorizes and directs, the Collateral Agent and the Collateral Agent hereby agrees:

   to take such action on behalf of the Secured Beneficiaries under the provisions of this Collateral Agency Agreement and the other Collateral Documents and to exercise such powers and to perform such duties hereunder and under any other Collateral Document as are specifically delegated to or required of the Collateral Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto;

   to exercise, on behalf of the Secured Beneficiaries, all remedies available to the Collateral Agent under the Collateral Documents, including without limitation the right to foreclose or otherwise realize upon any Collateral and to initiate, prosecute and defend any and all legal proceedings with respect to the Collateral against the Debtors; and

   to execute, deliver and perform on behalf of the Secured Creditors and/or the Holders of the Obligations such confirmations, subordinations, releases, terminations, satisfactions, discharges, non-disturbance agreements and all other agreements, instruments and acts as any of the Debtors shall be entitled pursuant to the Collateral Documents and the Debt Documents.

     Nature of Duties. Neither the Collateral Agent nor any of its officers, directors, employees or agents shall be liable for any claims, losses, damages, penalties, actions, judgments, suits, liabilities, obligations, costs or expenses of any kind or nature whatsoever resulting from any action the Collateral Agent takes or omits to take under any Collateral Document or in connection therewith, unless caused by its or their negligence, bad faith or willful misconduct. The Collateral Agent may perform any of its duties hereunder by or through its agents or employees. The Collateral Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Secured Beneficiary with any credit or other information with respect to the Issuers or any Guarantor whether coming into its possession before the issuance of the Obligations or at any time or times thereafter, except as otherwise provided in this Collateral Agency Agreement. The Collateral Agent may accept deposits from, lend money to, or generally engage in any kind of banking, trust or other business with the Company or any of its Affiliates, in each case as if it were not the Collateral Agent hereunder.

     Advices. The Collateral Agent shall forward promptly to each Designated Representative a copy of each notice, certificate, instruction or other communication received by the Collateral Agent from the Debtors or the Secured Creditors under this Collateral Agency Agreement, any other Collateral Document or any of the Debt Documents (except for any which the Issuers and/or the Guarantors shall be obligated to furnish directly to such Secured Creditor). The Collateral Agent shall also promptly furnish to each Designated Representative, upon its written request, such other information and documents concerning the Collateral and the Collateral Agent's actions with respect thereto as such Secured Creditor may reasonably request.

     Rights of Collateral Agent.

     ) Right to Rely. The Collateral Agent may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. Before the Collateral Agent acts or refrains from acting it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, to the extent required under and in accordance with the Existing Indenture and Secured Credit Agreements. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance on any such Certificate or Opinion.

     ) Attorneys/Agents. The Collateral Agent may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     ) Good Faith Belief in Authority, Rights or Powers. The Collateral Agent shall not be liable for any action it takes or omits to take in the good faith belief that such act or omission was authorized or within its rights or powers.

     ) No Investigation. The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Collateral Agent, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     ) Obligation to Act upon Instructions. The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by any Collateral Document at the request, order or direction of or any of the Designated Representatives or the Majority Secured Creditors, pursuant to the provisions of any Debt Document, unless the Designated Representatives shall have offered to the Collateral Agent reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Upon receipt of such reasonable security or indemnity, however, the Collateral Agent shall act upon the instructions of the Majority Secured Creditors. Notwithstanding the foregoing, the Collateral Agent shall not take or refrain from taking such action if so taking or refraining from taking such action, as the case may be, would violate applicable law or the terms of the Collateral Documents or the Debt Documents.

     ) Designated Representative and Secured Beneficiaries. The Collateral Agent may deem and treat a Designated Representative as the owner of the applicable Obligation, other than in connection with a determination by the Majority Secured Creditors. The rights of the individual owners of Existing Notes shall be governed by the Existing Indenture and the rights of holders of any Secured Obligation shall be governed by the applicable Secured Credit Agreement. No individual holder of any Obligation shall have the right to direct the Collateral Agent to act other than through its Designated Representative, except in accordance with Section 10.

     Compensation and Indemnification.

     ) Compensation and Expenses. The Company agrees to pay to the Collateral Agent from time to time upon demand, all reasonable fees, costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of counsel) (A) arising in connection with the preparation, execution, delivery, modification and termination of each Collateral Document or the enforcement of any of the provisions hereof or thereof, (B) incurred or required to be advanced in connection with the sale or other disposition of any Collateral pursuant to any Collateral Document and the preservation, protection or defense of the Collateral Agent's rights under the Collateral Documents and in and to the Collateral or (C) in connection with any action taken pursuant to
Section 13.

     ) Stamp and Other Taxes. The Company hereby agrees to indemnify the Collateral Agent, and hold it harmless against, any present or future claim for liability for any stamp or other similar tax and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with any Collateral Document or any Collateral.

     ) Filing Fees, Excise Taxes, Etc. The Company hereby agrees to pay or to reimburse the Collateral Agent for any and all amounts in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which may be payable or determined to be payable in respect of the execution, delivery, performance and enforcement of each Collateral Document.

     ) Indemnification of Collateral Agent. The Debtors shall jointly and severally indemnify the Collateral Agent for, and hold it harmless against, any and all claims, demands, expenses (including but not limited to reasonable compensation, disbursements and expenses of the Collateral Agent's agents and counsel), losses or liabilities incurred by it without negligence, bad faith or willful misconduct on its part, in any way arising out of or in connection with the acceptance and administration of this Collateral Agency Agreement and its rights or duties hereunder or under any other Collateral Document. The Collateral Agent shall notify the Company promptly of any claim asserted against the Collateral Agent for which it may seek indemnity. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Collateral Agent through its negligence, bad faith or willful misconduct. When the Collateral Agent incurs expenses or renders services after an Event of Default specified in Section 7.1(f) of the Existing Indenture occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

     ) Right to Advance Costs. In the event the Collateral Agent makes demand of the Company for costs incurred under Section 5(a) to 5(d), inclusive, and the Company is unable or refuses to pay such disbursement or expense of the Collateral Agent, each Designated Representative shall have the right, but not the obligation, to advance to the Collateral Agent amounts to pay such disbursement or expense of the Collateral Agent.

     ) Survival of Obligations. All obligations set forth in this Section 6 shall survive the execution, delivery and termination of this Collateral Agency Agreement and the other Collateral Documents and the payment of all other Obligations.

     Resignation by or Removal of the Collateral Agent.

     ) Resignation; Removal. The Collateral Agent may resign from the performance of all its functions and duties hereunder and under the other Collateral Documents at any time by giving twenty Business Days' prior written notice to the Company and each Secured Creditor. The Majority Secured Creditors may, at any time, and the Company may, if the Collateral Agent ceases to be an Acceptable Bank, remove the Collateral Agent by giving twenty Business Days' prior written notice to the Collateral Agent, the Company, the Guarantors and the Secured Creditors. Such resignation or removal shall take effect upon the appointment of a successor Collateral Agent pursuant to paragraph (b) or (c) below or as otherwise provided below.

     ) Appointment of Successor. Upon any such notice of resignation or removal, the Majority Secured Creditors may appoint, with the Company's consent, a successor Collateral Agent hereunder, which shall be an Acceptable Bank. In the event that the Majority Secured Creditors do not appoint, with the consent of the Company, a successor Collateral Agent within fifteen days of receipt of such notice, the Company shall appoint an Acceptable Bank as successor Collateral Agent. If a successor Collateral Agent shall have been so appointed by the Company, the Majority Secured Creditors may appoint a successor Collateral Agent within one year after the Company-appointed successor Collateral Agent takes office to replace the Collateral Agent.

     ) Effectiveness of Resignation or Removal. A successor Collateral Agent shall deliver a written acceptance of its appointment to the retiring Collateral Agent, the Designated Representatives and the Debtors. Immediately thereafter, the retiring Collateral Agent shall transfer all property held by it as Collateral Agent to the successor Collateral Agent, and shall execute and deliver to the successor Collateral Agent such documents as are necessary to perfect or maintain the Security Interests, including any documents necessary to assign or transfer all interests of the retiring Collateral Agent in the Collateral to the successor Collateral Agent, in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as was the retiring Collateral Agent with respect to the Collateral. Thereafter, the resignation or removal of the retiring Collateral Agent shall become effective and the successor Collateral Agent shall have all the rights, powers and duties of the Collateral Agent under this Collateral Agency Agreement. A successor Collateral Agent shall give notice of its succession to the Secured Creditors and the Debtors.

     ) Consolidation, Merger, Etc. If the Collateral Agent consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is an Acceptable Bank, be the successor Collateral Agent. The transferring, merging or converting Collateral Agent shall have all documents necessary to perfect or maintain the Security Interests, including any documents necessary to assign or transfer all interests of the transferring, merging or converting Collateral Agent in the Collateral, executed and delivered to it in the form or forms adequate for proper filing or recording in such offices and such jurisdictions as are necessary to put the successor Collateral Agent in the same position as the transferring, merging or converting Collateral Agent with respect to the Collateral.

     ) Compensation Continuing. Any person or entity authorized to act and acting as Collateral Agent hereunder shall continue to be entitled to receive fees, costs and expenses as provided in Section 6 hereof so long as such person or entity acts as Collateral Agent hereunder.

     Collateral Delivery and Release.

     ) Possession. Notwithstanding anything in the Collateral Documents to the contrary, any Collateral, the establishment or perfection of a security interest in which may occur only through possession by the secured party, that comes into the possession or control of any Secured Beneficiary, Designated Representative or Debtor shall be delivered by such Secured Beneficiary, Designated Representative or Debtor to, and shall be held by the Collateral Agent in its name on behalf of the Designated Representatives.

     ) Release. In the event any Debtor desires release of any item of Collateral such Debtor shall deliver a Company Request to the Collateral Agent (a "Release Request"). The Release Request shall include a representation by the Debtor that it has complied with (i) the applicable requirements of Section 4.3 of the Existing Indenture and (ii) the applicable Collateral Document. Promptly after receipt of a Release Request, the Collateral Agent shall deliver to each Designated Representative (A) a copy of such Release Request and (B) written notice stating that the Requester has requested a release of the subject item of Collateral. Unless any Designated Representative demonstrates to the Collateral Agent within five business days of such notice that such requested release would violate the requirements of the Section 4.3 of the Existing Indenture or the applicable Collateral Document with respect thereto, the Collateral Agent shall release the item of Collateral that is the subject of such Release Request from the Security Interests by executing whatever documents the Debtor has provided with the Release Request and delivering the item of Collateral to the Debtor.

     ) Delivery Upon Termination. Upon termination of this Collateral Agency Agreement, in accordance with its terms, in the case where the Collateral Agent has not been required to exercise remedies to foreclose on the Collateral, the Collateral Agent, at the request and sole expense of the Debtor and upon confirmation of the Satisfaction of all Obligations by each Designated Representative, will execute and deliver to the Debtor the proper instruments (including UCC termination statements) acknowledging the termination of this Security Agreement, and will duly assign, transfer and deliver to the Debtors, without recourse, representation or warranty of any kind whatsoever, such of the Collateral as may be in possession of the Secured Party and has not theretofore been disposed of, applied or released.

     Priority of Rights; Priority of Payments.

     ) Priority. As long as more than one class of Obligations remains outstanding, unpaid or not Satisfied, the Trustee, on behalf of itself and each holder of any Existing Notes, and the other Designated Representatives, on behalf of the respective lenders comprising each other class of Secured Beneficiaries, as applicable, agree that the interests of the holders of the Existing Obligations, and the interests of the holders of the Secured Obligations, in the Collateral, including their interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or liens in the Collateral on behalf of and for the benefit of each Secured Beneficiary, be equal and ratable to the extent and in the manner provided in paragraph (b) below. In addition, the interests of the Collateral Agent, the Trustee, on behalf of itself and the holders of Existing Notes, and the other

Designated Representatives, on behalf of the respective lenders comprising each other class of Secured Beneficiaries, in the Collateral and the proceeds thereof shall be as set forth in paragraph (b) below.

     ) Proceeds. Except as set forth in Section 8(e) or 10(c), the proceeds of any sale or other disposition by the Collateral Agent or its agents or employees of the whole or any part of the Collateral, together with any other monies held by the Collateral Agent in the Collateral Account or otherwise held by the Collateral Agent on behalf of the Designated Representatives for the benefit of their respective Secured Creditors, shall be applied by the Collateral Agent in accordance with this Section 11(b):

  first, to the payment of any and all amounts advanced by a Secured Creditor pursuant to Sections 5(f) and/or 6(e) of this Collateral Agency Agreement;

  second, to the payment of any and all Obligations of the Company then due and owing to the Collateral Agent, including without limitation any and all amounts to compensate and indemnify the Collateral Agent pursuant to Section 6(d) and any and all expenses and fees (including reasonable attorneys' fees);

  third, to the pro rata payment of any and all (A) Existing Indenture Obligations then due and owing to the Trustee on account of any and all expenses and fees (including reasonable attorneys' fees) incurred by the Trustee in the course of the performance of its duties under the Existing Indenture and (B) to the other Designated Representatives for the payment of any or all amounts owing to such Designated Representative on account of its fees and expenses for serving as Designated Representative and/or administrative agent, servicer or other person in a similar capacity under the applicable Secured Credit Agreement, provided, however, that the aggregate amount payable under this clause (B) shall not exceed the amount payable under the immediately preceding clause (A) unless, at such time, the Outstanding Amount under the Existing Indenture is less than the Outstanding Amount of Secured Obligations;

  fourth, to the payment of the Obligations, pro rata in accordance with the relative Outstanding Amounts of the applicable Obligations owed to the respective Secured Beneficiaries;

  fifth, if no Obligation is then due and owing, any surplus then remaining shall be paid to the persons legally entitled thereto, subject, however, to
Section 9-504(1)(c) of the applicable Uniform Commercial Code, and thereafter to the Debtors, as their respective interests may appear;

  if, however, there remains any deficiency between (A) the aggregate amount of the proceeds of the sale or other disposition of the Collateral and (B) the aggregate sum of all Obligations referred to in subparagraphs (i) and (ii) of this Section 19(b), then the Debtors shall remain liable to the persons specified therein remaining unpaid to the extent of any such deficiency.


  Exercise of Remedies Under the Collateral Documents.

  ) Secured Creditors' Duties. The Collateral Agent shall exercise remedies with respect to the Collateral only in accordance with this Section 10. As long as more than one class of Obligations remains outstanding, unpaid or not Satisfied, the Designated Representatives and the Secured Beneficiaries shall not themselves be entitled to exercise any remedies with respect to the Collateral.

  ) Designated Representatives' Notices. If any Designated Representative has notice of a "default" or an "event of default", as such terms are defined in the Existing Indenture or a Secured Credit Agreement, such Designated Representative shall give notice (a "Default Notice"), to the Collateral Agent and (unless the Company provided such notice to such Designated Representative under any Debt Document) to the Company within three Business Days after it receives such notice of "default" or "event of default". If holders of the Existing Notes by notice to the Company or the Trustee, pursuant to the Existing Indenture, or if the other Secured Beneficiaries in accordance with the applicable Secured Credit Agreement, declare all unpaid principal and accrued interest to the date of acceleration on the Existing Notes or the Secured Loans then outstanding, to be due and payable in accordance with the applicable Debt Document, or if such principal and interest ipso facto becomes due and payable pursuant to the Existing Indenture or any Secured Credit Agreement, as applicable, the applicable Designated Representative, on behalf of its respective Secured Beneficiaries, under such Debt Document shall give notice to the Collateral Agent and the other Designated Representatives of such acceleration (an "Acceleration Notice"), within three Business Days after such acceleration. Within three business days after receipt by the Collateral Agent of an Acceleration Notice or a Default Notice from any Designated Representative, the Collateral Agent shall provide each Designated Representative with a notice stating that it has received an Acceleration Notice or a Default Notice, as applicable, from a Designated Representative pursuant to Section 10(b) of this Collateral Agency Agreement (such notice, a "Remedies Notice"). Upon receipt of a Remedies Notice, each Designated Representative shall poll its holders in accordance with the applicable Debt Document in order to enable the Collateral Agent to determine the aggregate Outstanding Amount held by Secured Beneficiaries who desire the remedies under the applicable Collateral Document be exercised. If thereafter, the Collateral Agent shall receive notice from the Designated Representatives indicating that a Majority of Secured Creditors are instructing the Collateral Agent to exercise remedies under the applicable Collateral Documents, the Collateral Agent shall, within three Business Days after receipt of such notice, and provided that the event giving rise to the applicable Default Notice or Acceleration Notice shall be continuing, as provided under the applicable Debt Document, commence the taking of such actions toward collection or enforcement of the Collateral Documents and the Collateral (or any portion thereof), including without limitation action toward foreclosure upon any Collateral, as the Collateral Agent deems appropriate (or as to which it has been directed to take by the Majority Secured Creditors in accordance with Section 5(c)), unless instructed otherwise by the Majority Secured Creditors. Notwithstanding the foregoing, except as provided pursuant to Section 10(d), in no circumstance shall the Collateral Agent have any authority hereunder to collect or enforce the Collateral Documents or the Collateral without, or counter to, the instruction of the Majority Secured Creditors. If any default or event of default which was the basis for the giving of such a notice to the Collateral Agent shall be cured or waived, and, in the case where there has been an acceleration, rescission of such acceleration has occurred, in accordance with the terms of the applicable Debt Document, any direction to the Collateral Agent to take any action in connection with such notice shall be deemed rescinded upon notification by the Designated Representative under the applicable Debt Document to the Collateral Agent of such cure or waiver and rescission of acceleration, if applicable. The Collateral Agent shall not exercise any remedies available to it except in accordance with the foregoing provisions of this Section 10(b).

     ) Available Remedies. The Collateral Agent shall have the right to exercise any remedies available pursuant to the Collateral Documents or applicable law.

     ) Action to Protect Collateral. Upon the occurrence of any "default" or "event of default", as such terms are defined in the Existing Indenture or any Secured Credit Agreement, the Collateral Agent may institute and maintain or cause in the name of any Debtor or of the Collateral Agent or of the Designated Representatives, or any of them, to be instituted and maintained, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the Security Interests in contravention of the terms of the Debt Documents. The Debtors jointly and severally agree not to knowingly take, or permit to be taken, any action which would impair the Collateral or the Security Interests.

     Additional Secured Creditors. The Debtors may incur any or all of the Secured Loans only upon receipt of an Officers' Certificate stating that the following conditions are complied with: (i) the Secured Loan complies in all respects with the definition of such term hereunder; (ii) each Secured Beneficiary under the applicable Secured Credit Agreement appoints a representative and such representative becomes the Designated Representative by irrevocably appointing the Collateral Agent as its agent pursuant to an agreement in substantially the same form contained in paragraph 1 of Annex A hereto; (iii) the proposed Designated Representative acknowledges the Lien of the Existing Trustee and the Collateral Agent pursuant to an agreement in substantially the same form contained in paragraph 2 of Annex A hereto; (iv) the proposed Designated Representative agrees to be bound by this Collateral Agency Agreement pursuant to an agreement in substantially as contemplated by and pursuant to paragraph 3 of Annex A hereto; (v) the Debtors deliver a Consent Agreement substantially in the form contained in Annex B hereto; and (vi) the Company delivers an Opinion of Counsel to the effect that (a) this Collateral Agency Agreement continues to constitute a valid and binding obligation of each of the Debtors, and the Consent Agreement constitutes a valid and binding obligation of the Debtors and each is enforceable in accordance with its terms against each of the Debtors, except to the extent that enforcement thereof may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and (ii) general principles of equity (whether considered in a proceeding at law or in equity), and (b) the Lien of the Collateral Agent for the benefit of the Designated Representative continues to constitute a perfected security interest in the Collateral with the same priority as was in effect with respect to the Collateral immediately prior to such Secured Loan incurrence.

     Further Assurances. Each party hereto covenants to execute and deliver such further instruments and to take such further action as the Collateral Agent may at any time or times reasonably request in order to carry out the provisions and intent of this Collateral Agency Agreement.

     Notices. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

            To any of the Debtors:

                        c/o Trump Atlantic City Associates
                        Mississippi Avenue and The Boardwalk
                        Atlantic City, New Jersey  08401
                        Attn: President
                        Telecopy Number: (609) 441-7926

            with a copy to:

                        Willkie Farr & Gallagher
                        153 East 53rd Street
                        New York, New York 10021
                        Attn:  Jack Nusbaum, Esq.
                        Telecopy Number: (212) 821-8111

            To the Collateral Agent or the Existing Trustee:

                        c/o First Bank National Association
                        180 East Fifth Street
                        Minneapolis, Minnesota  55101
                        Attn:  Corporate Trust Department
                        Telecopy Number: (612) 244-0711

     To the other Designated Representatives at the address provided as contemplated in Annex A hereto.

     Any party hereto may by notice to each other party designate such additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party hereto shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five calendar days after mailing if sent by registered or certified mail (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). A copy of any notice given under this Collateral Agency Agreement to any party shall also be given to each other party hereto.

     Binding Agreement; Assignment; Obligations Several. This Collateral Agency Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Collateral Agency Agreement may not be assigned by the Debtors; provided, however, that this Collateral Agency Agreement shall be deemed to be automatically assigned by any of the Debtors to any person which is a successor to any of the Debtors in accordance with the Existing Indenture and the applicable Secured Credit Agreement. This Collateral Agency Agreement shall be deemed to be automatically assigned by the Collateral Agent to any person who succeeds to the Collateral Agent in accordance with Section 7, and such assignee shall have all rights and powers of, and act as, the Collateral Agent hereunder. This Collateral Agency Agreement shall be deemed to be automatically assigned by the Trustee to the person who succeeds to it in accordance with the Existing Indenture. Except as otherwise expressly provided herein, the obligations of each of the parties under this Collateral Agency Agreement are several and not joint, it being expressly agreed that no Designated Representative shall be liable for the failure of any other Designated Representative to perform its duties or obligations hereunder. Each Holder, by its acceptance of an Existing Note, consents to and agrees to be bound by the provisions hereof.

     Governing Law. THE PARTIES HERETO EXPRESSLY ACKNOWLEDGE AND AGREE THAT, IN ACCORDANCE WITH THE PROVISIONS OF NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 GOVERNING AGREEMENTS RELATING TO ANY OBLIGATION ARISING OUT OF A TRANSACTION COVERING IN THE AGGREGATE NOT LESS THAN $250,000, THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR THE PERFECTION OF ANY SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN COURTS SITTING IN THE BOROUGH OF MANHATTAN OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS.

     Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY WHICH ANY OF THEM MIGHT OTHERWISE HAVE UNDER THE CONSTITUTION OR ANY STATUTE OF THE UNITED STATES OR OF ANY STATE IN ANY LEGAL ACTION OR PROCEEDING BROUGHT WITH RESPECT TO, OR ARISING OUT OF, THIS AGREEMENT.

     Effectiveness; Termination. This Collateral Agency Agreement shall become effective on the date first written above. This Collateral Agency Agreement shall become binding upon any Designated Representative and its respective Secured Beneficiaries that become a party hereto subsequent to the effectiveness of this Collateral Agency Agreement upon execution of an agreement substantially in the form of Annex A to this Collateral Agency Agreement by such Designated Representative. This Collateral Agency Agreement shall bind any Person which is required to become a Guarantor under the Existing Indenture upon execution of this Collateral Agency Agreement by such Person. This Collateral Agency Agreement shall remain effective until, and terminate when, all Secured Obligations are Satisfied; provided, that once the Obligations owed to any Secured Beneficiary shall have been Satisfied, such Secured Beneficiary and the applicable Designated Representative shall have no further rights or obligations hereunder, unless and until such Secured Beneficiary and the applicable Designated Representative again becomes a Secured Beneficiary or Designated Representative, as the case may be, by becoming a holder of an Obligation or a representative thereof, as the case may be. Upon termination of this Collateral Agency Agreement, the Collateral Agent shall reassign and redeliver the Collateral held by it, and not sold, transferred or disposed of pursuant to any other provision of this Collateral Agency Agreement, in accordance herewith. Such reassignment and redelivery shall be without warranty by or recourse to the Collateral Agent, and shall be at the expense of the Company. Thereafter, the Collateral Agent shall, at the Company's expense, deliver to the Company and each Designated Representative (i) written acknowledgement of cancellation of this Collateral Agency Agreement and (ii) such other documents as are reasonably requested by the Company and adequate for proper filing or recording in such offices and such jurisdictions as the Company reasonably deems necessary to evidence such termination.

     Amendments, Supplements and Waivers.

     ) Consent of Holders. With the written consent from or on behalf of the Majority Secured Creditors, the Collateral Agent and the Debtors may, from time to time, enter into written supplemental agreements for the purpose of amending, modifying or waiving any provision of this Collateral Agency Agreement or changing in any manner the rights of the Collateral Agent, the Designated Representative, the Debtors, hereunder or thereunder; provided, however, that no such supplemental agreement shall, without the written consent of each Secured Beneficiary affected thereby:

  change the respective percentages of outstanding aggregate principal amount of Existing Notes and Secured Loans specified in the definition of Majority Secured Creditors contained herein or otherwise entitled to take any action hereunder, without the written consent of each Secured Creditor;

  amend, modify or waive any provision of this Section 18 without the written consent of each Designated Representative;

  amend, modify or waive any provision of Section 11 without the written consent of each Designated Representative; or

  amend, modify or waive any provision of this Collateral Agency Agreement such that either (a) the holders of the Existing Indenture Obligations or the other Secured Beneficiaries are materially and adversely affected or (b) the holders of the Existing Indenture Obligations or any other Secured Beneficiaries are benefited and the Secured Beneficiaries represented by one or more Designated Representatives are materially and adversely affected (without the written consent of a majority of the Outstanding Amount of the adversely affected Obligations).

Any such supplemental agreement shall be binding upon the Debtors, the Collateral Agent, the Designated Representatives and each Secured Beneficiary and their respective successors and permitted assigns. The Collateral Agent shall not enter into any such supplemental agreement unless it shall have received an Officers' Certificate of the Company reasonably satisfactory to the Collateral Agent to the effect that the execution, delivery and performance of such supplemental agreement will not result in a Default or Event of Default.

     ) Without Consent of Holders. Notwithstanding the provisions of Section 18(a), without having to seek or receive the approval of the Majority Secured Creditors, the Debtors and the Collateral Agent may at any time and from time to time, without the consent of the Designated Representatives, enter into Collateral Documents after the date hereof, in which a Security Interest is granted in favor of the Collateral Agent on behalf of all (but no fewer than all) Secured Beneficiaries, or one or more amendments or agreements supplemental hereto or to any Collateral Document, in form satisfactory to the Collateral
Agent:

  to add to the covenants of the Debtors for the benefit of the Secured Beneficiaries or to surrender any right or power herein conferred upon the Debtors;

  to mortgage, pledge, hypothecate or grant a security interest in favor of the Collateral Agent, as additional security for the payment and performance of the Obligations, in any property, including any which is required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted, to the Collateral Agent pursuant to any Collateral Document or otherwise;

  to cure any ambiguity, defect or inconsistency or to make any other change that does not adversely affect the rights of any Secured Beneficiary hereunder or under any Collateral Document; and

  to add to the provisions of this Agreement which may not be modified or amended without the consent of all of the Designated Representatives.

Any such supplemental agreement shall be binding upon the Debtors, the Collateral Agent, the Designated Representatives and each Secured Beneficiary and their respective successors and permitted assigns. The Collateral Agent shall not enter into any such supplemental agreement unless it shall have received an Officers' Certificate of the Company reasonably satisfactory to the Collateral Agent to the effect that the execution, delivery and performance of such supplemental agreement will not result in a Default or Event of Default.

     ) Notice of Amendments. Notice of any amendment, modification or waiver to any Collateral Document or of any additional or supplemental agreements entered into in accordance with Section 18(a) or (b) shall be given by the Collateral Agent to each of the Designated Representatives.

     Inconsistent Provisions. If any provision of this Collateral Agency Agreement shall be inconsistent with, or contrary to, any provision in any other Collateral Document or any Debt Document, such provision of this Collateral Agency Agreement shall be controlling, and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Collateral Agency Agreement.

     Severability. In the event that any provision contained in this Collateral Agency Agreement shall for any reason be held to be illegal or invalid under the laws of any jurisdiction, such illegality or invalidity shall in no way impair the effectiveness of any other provision hereof or of such provision under the laws of any other jurisdiction; provided, that in the construction and enforcement of such provision under the laws of the jurisdiction in which such holding of illegality or invalidity exists, and to the extent only of such illegality or invalidity, this Collateral Agency Agreement shall be construed and enforced as though such illegal or invalid provision had not been contained herein.

     Headings. Section headings used herein are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Collateral Agency Agreement.

     Counterparts. This Collateral Agency Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, and all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Collateral Agent and with each Secured Creditor.

     IN WITNESS WHEREOF, the Collateral Agent and the Existing Trustee, for the benefit of the holders of the Existing Notes, the Company, Funding and the Guarantors have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

                        FIRST BANK NATIONAL ASSOCIATION,
                          as Collateral Agent

                        By:______________________________________________
                           Name:
                           Title:


                        FIRST BANK NATIONAL ASSOCIATION,
                          as the Trustee

                        By:______________________________________________
                           Name:
                           Title:


                        TRUMP ATLANTIC CITY ASSOCIATES, as Company

                        BY: TRUMP ATLANTIC CITY HOLDING INC.,
                          its general partner

                        By:______________________________________________
                            Name:
                            Title:

TRUMP ATLANTIC CITY FUNDING, INC., as Funding

By:_________________________________________
    Name:
    Title:


TRUMP PLAZA ASSOCIATES, as Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner

By:_________________________________________
    Name:
    Title:


TAJ MAHAL ASSOCIATES, as Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner

By:_________________________________________
    Name:
    Title:


TRUMP ATLANTIC CITY  CORPORATION,
as Guarantor

By:_________________________________________
    Name:
    Title:

[EACH ADDITIONAL GUARANTOR FROM TIME TO TIME], as Guarantor

By:_________________________________________
    Name:
    Title:

                                                                         ANNEX A

First Bank National Association, as Collateral Agent
180 East Fifth Street

St. Paul, Minnesota  55101

     The undersign intends to enter into [credit agreement] with [Trump Atlantic City Associates] [and/or] [its subsidiar[y][ies]]. Such [credit agreement] provides that the obligations thereunder are to be secured by the collateral which is subject to the lien you hold as collateral agent, pursuant to the Collateral Agency Agreement originally dated April 17, 1996 (the "Collateral Agency Agreement") by and among yourself, as collateral agent, First Bank National Association, as trustee under an indenture originally dated April 17, 1996, and the other parties signatory thereto. Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Collateral Agency Agreement. The undersigned represents and warrants that it is the designated representative of the lenders under the [credit agreement] and that such Secured Beneficiaries have consented to be bound by the Collateral Agency Agreement.

     1. The undersigned [, as the sole [Designated Representative] of the lender[s] under the [credit agreement],] hereby appoint[s] you as Collateral Agent to act for its benefit and irrevocably authorizes and directs you to take all actions described in Section 2(a), 2(b) and 2(c) of the Collateral Agency Agreement.

     2. The undersigned [, as such [Designated Representative],] hereby agrees that its interest as a beneficiary of your security interest in the Collateral, including its interests in any payments to be made from the proceeds of any sale or other disposition thereof, shall, irrespective of the time of perfection or creation of any security interests or liens in the Collateral or the time of appointment of you as agent for the respective Designated Representative, be equal and ratable with the other Secured Creditors to the extent and manner provided in Section 11 of the Collateral Agency Agreement.

     3. From and after this date, the undersigned, on behalf of itself and its successors and assigns, agrees to be bound by the terms and subject to the conditions contained in the Collateral Agency Agreement and shall by its signature below be deemed to be a party signatory to the Collateral Agency Agreement.

     The address for notices to the Designated Representative under the Collateral Agency Agreement is:

                                             Very truly yours,

                                             [DESIGNATED REPRESENTATIVE]

ACKNOWLEDGED AND ACCEPTED BY:

First Bank National Association, as Collateral Agent



By:_________________________________________
    Name:
    Title:

                                     ANNEX B

                                DEBTORS' CONSENT

First Trust National Association, as Collateral Agent
180 East Fifth Street

St. Paul, Minnesota  55101

     Each of the Company, Funding and each Guarantor hereby consents to the addition of __________ as a party to the Collateral Agency Agreement dated as April 17, 1996 among _______________ and confirms the grant set forth in each of the Collateral Documents (as defined in the Collateral Agency Agreement) of a security interest in, or pledge or assignment of, the Collateral (as defined in the Collateral Agency Agreement) to the Collateral Agent for the benefit of the Designed Representatives. As used herein, Designated Representatives shall mean the Trustee (as defined in the Collateral Agency Agreement), any other person who prior to the date hereof became a party to the Collateral Agency Agreement by executing an Agency Appointment Agreement (as defined in the Collateral Agency Agreement) prior to the date hereof.

TRUMP ATLANTIC CITY ASSOCIATES,
  for itself and its subsidiaries

BY: TRUMP ATLANTIC CITY HOLDING, INC., its general partner

By:_________________________________________
    Name:
    Title:

TRUMP ATLANTIC CITY FUNDING, INC., as Funding

By:_________________________________________
    Name:
    Title:

TRUMP PLAZA ASSOCIATES, as Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner


By:_________________________________________
    Name:
    Title:



TAJ MAHAL ASSOCIATES, as Guarantor

BY: TRUMP ATLANTIC CITY CORPORATION, its general partner


By:_________________________________________
    Name:
    Title:



TRUMP ATLANTIC CITY CORPORATION, as Guarantor


By:_________________________________________
    Name:
    Title:



[EACH ADDITIONAL GUARANTOR FROM TIME TO TIME], as Guarantor


By:_________________________________________
    Name:
    Title: